UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2024

INMUNE BIO INC.
(Exact name of registrant as specified in charter)

Nevada	001-38793	47-5205835
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

225 NE Mizner Bl vd., Suite 640, Boca Raton, Florida 33432

(Address of Principal Executive Offices) (Zip Code)

(858) 964 3720

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	INMB	The NASDAQ Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement.

On August 9, 2024, INmune Bio Inc. (the “Company”), entered into an Amended and Restated At-The-Market Sales Agreement (the “Sales Agreement”) with RBC Capital Markets, LLC and BTIG, LLC as sales agents pursuant to which the Company may offer and sell, from time to time, in its sole discretion, shares of its common stock, having an aggregate offering price of up to $75,000,000, subject to certain limitations on the amount of common stock that may be offered and sold by the Company set forth in the Sales Agreement. The Company is not obligated to make any sales of common stock under the Sales Agreement and any determination by the Company to do so will be dependent, among other things, on market conditions and the Company’s capital raising needs.

Any shares offered and sold in the at-the-market offering will be issued pursuant to the registration statement on Form S-3 (File No. 333-279036), filed with the Securities and Exchange Commission (the “SEC”), on May 1, 2024, and declared effective on August 7, 2024, and the prospectus supplement relating to the at-the-market offering filed with the SEC on August 9, 2024, and any applicable additional prospectus supplements related to the at-the-market offering that form a part of the registration statement.

The sales agents may sell the shares of common stock by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended, including sales made through The Nasdaq Capital Market (“Nasdaq”), or any other trading market for the common stock, sales made to or through a market maker other than on an exchange or through an electronic communications network, or in negotiated transactions pursuant to terms set forth in a placement notice delivered by the Company to the sales agents under the Sales Agreement. Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the sales agents will use commercially reasonable efforts, consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations, and the rules of Nasdaq, to sell the shares from time to time based upon the Company’s instructions, including any price, time or size limits specified by the Company. The sales agents are not obligated to purchase any shares of common stock on a principal basis pursuant to the Sales Agreement.

The Company will pay the sales agents a commission equal to 3.0% of the gross sales proceeds of any shares sold through the sales agents under the Sales Agreement, and also has provided the sales agents with customary indemnification and contribution rights. The Company also will reimburse the sales agents for certain specified expenses in connection with entering into the Sales Agreement, as well as certain specified expenses on a quarterly basis. The Sales Agreement contains customary representations and warranties and conditions to the placements of the shares pursuant thereto, obligations to sell shares under the Sales Agreement are subject to satisfaction of certain conditions, including customary closing conditions.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the opinion of Sichenzia Ross Ference Carmel LLP relating to the legality of the issuance and sale of the shares in the at-the-market offering is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
1.1	At-the-Market Sales Agreement, dated August 9, 2024, by and among INmune Bio Inc., RBC Capital Markets, LLC and BTIG, LLC
5.1	Opinion of Sichenzia Ross Ference Carmel LLP
23.1	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2024	INMUNE BIO INC.

	By:	/s/ David Moss
David Moss
Chief Financial Officer

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